EXHIBIT 10.5 NSTAR - RABBI TRUST.DOC
                              NSTAR

                  MASTER RABBI TRUST AGREEMENT

                              NSTAR
                  MASTER RABBI TRUST AGREEMENT



     This Agreement made as of the 25th day of August 1999, by and between NSTAR (the "Company") and State Street Bank and Trust
Company (the "Trustee");

     WHEREAS, the Company and certain of its affiliates (each such entity is hereinafter referred to as "Employer") have adopted the nonqualified deferred compensation and supplemental retirement plan(s) and other similar arrangements (the "Plan(s)") listed from time to time in Appendix A; and

     WHEREAS, each Employer has incurred or expects to incur liability under the terms of such Plan(s) with respect to its employees (or trustees) and their beneficiaries participating in such Plan(s); and

     WHEREAS, the Company wishes to establish this master trust (hereinafter called the "Trust") under which separate sub-trusts are to be established to secure the benefits of each Employer's Plan participants and their beneficiaries under one or more Plans (the "sub-trust"); and

     WHEREAS, each Employer will contribute to the Trust assets that shall be held in sub-trusts, subject to the claims of only that Employer's creditors in the event of an Employer's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s); and

     WHEREAS, each Employer listed in Appendix B has adopted this Trust and its sub-trusts for the benefit of its Plan participants and their beneficiaries; and

     WHEREAS, it is the intention of the parties that this Trust and the sub-trusts shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management of highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of each Employer to make contributions to the Trust and its sub-trusts to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s); and

     WHEREAS, it is the intention of the parties that contributions (and attributable earnings) made by an Employer to a sub-trust with respect to its obligations under a Plan shall be available only to satisfy liabilities of such Employer under such Plan; and
     WHEREAS, the Deferred Compensation Trust previously established by Boston Edison Company under a trust agreement with the Trustee dated February 2, 1993, as amended from time to time (the "Edison Deferred Compensation Trust") is to be amended, restated and merged with the Trust established under this Agreement; and

     WHEREAS, it is now desirable to provide further protection to the Plan participants and beneficiaries and to facilitate the investment of the trust corpus;

     NOW, THEREFORE, the parties do hereby establish the Trust and sub-trusts and agree that the Trust and sub-trusts shall be comprised, held and disposed of as follows:

     Section 1.     Establishment of Trust; Contributions.

     (a) The Edison Deferred Compensation Trust is hereby amended, restated and merged with the Trust established under this Trust Agreement, the assets of which shall become the initial principal of the trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except as otherwise specifically provided in this Trust Agreement, reference to the Trust shall include each sub-trust. The Trustee shall hold, manage, invest, and otherwise administer the Trust pursuant to the terms of this Trust Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. Except as otherwise specifically agreed to by the Trustee, the Trustee shall not be responsible for the administration of any Plan (including without limitation the determination of Plan participation rights of employees of an Employer and the determination of benefits of the participants of any Plan); provided, however, that upon a Change of Control, the Trustee shall maintain participant Accounts as provided in
Section 2(b) hereof, and shall make payments to participants as provided in Section 2(a) hereof.

     (b)  The Trust hereby established is irrevocable.

     (c) The Trust is intended to be a grantor trust, of which each Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. Assets of the trust held in a sub-trust with respect to the obligations of an Employer under a Plan shall be available only to satisfy liabilities of such Employer under such Plan.

     (d) The principal of the trust and any earnings thereon shall be held separate and apart from other funds of each Employer and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust
Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against an Employer. Any assets held by the Trust in a sub-trust with respect to the obligations of an Employer under a Plan will be subject to the claims of only that Employer's general creditors under federal and state law in the event of insolvency, as defined in Section
3(a) hereof.

     (e) Each Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered, and disposed of by the trustee as provided in this Trust Agreement. Except as otherwise provided following a Change of Control, neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f)  Notwithstanding any other provision to the contrary:

     Upon a Change of Control, each Employer shall, as soon as possible, but in no event longer than 10 days following the Change of Control, and in accordance with the applicable provisions of the Plans, make an irrevocable contribution to the Trust in an amount that is sufficient with monies already in the Trust to pay each Plan participant or beneficiary to whom the Employer is obligated under the Plan(s) 100% of the benefits to which such participant or their beneficiary would be entitled as of the close of business on the date on which the Change of Control occurred under the then current terms of the Plan(s).

     After a Change of Control, each Employer shall, within 90 days following (i) each December 31 and (ii) the effective date of any amendment to this Trust Agreement adding one or more additional Plans or one or more additional Employers, make an irrevocable contribution to the Trust in an amount that is sufficient with monies already in the Trust to pay each Plan participant or beneficiary to whom such Employer is obligated under the Plan 100% of the benefits to which such participant or beneficiary would be entitled pursuant to the terms of such Plan as of said date.

     After a Change of Control, if an Employer has made payment of benefits directly to Plan participants or their beneficiaries as they become due, the Employer may request reimbursement from the Trust for such payment, if said reimbursements would not reduce the principal of the Trust and any earnings thereon held by the Trustee immediately following said reimbursement below 100% of the benefits to which the participants or their beneficiaries would be entitled pursuant to the terms of the Plans.

     From time to time after a Change of Control, but while the relevant Employers are not Insolvent, the Company may transfer assets from a sub-trust which is overfunded to another sub-trust, provided such transfer shall not render the first sub-trust under funded.

     From time to time after a Change of Control, but while the relevant Employers are not Insolvent, the Company may transfer assets and participant accounts from the sub-trust for an Employer to that of another Employer in the event that (i) a participant has transferred between those Employers and (ii) the new Employer has assumed responsibility for all benefits earned to date, provided the amount of such transfer shall neither exceed the related liabilities nor render the first sub-trust underfunded.

     Section 2.     Payments to Plan Participants and Their
          Beneficiaries.

     (a) The Company or its designee shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect to each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee or its agent shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by each Employer. The Trustee may rely on instructions from the Company or its designee as to any required withholding or payments made by the Company and shall be fully protected under Sections 8 and 10 hereof in relying on such instructions.

     (b) Notwithstanding the foregoing, upon a Change of Control, the Trustee shall become responsible for the maintenance of a separate account for each participant under each Plan and for the periodic adjustments of such accounts. The Trustee may select and retain a third party administrator to maintain such accounts.
The full expense incurred by the Trustee in maintaining such separate accounts shall be paid by the Company, and until so paid shall constitute a charge upon the fund.

     (c) The Company shall maintain and furnish the Trustee with such reports, documents, and information as shall be required by the Trustee to perform its duties and discharge its responsibilities under this Trust Agreement, including without limitation a copy of each of the Plans and any and all amendments thereto, and written reports setting forth the name, address, date of birth, and social security or tax identification number of each participant and beneficiary, a listing of the adjusted value of each separate account as of each valuation date prior to a Change of Control, and a listing of each participant's accrued benefit (determined as of the most recent December 31 or such other date as may be determined by the Company prior to a Change of Control) under each of the Plans. The Trustee shall be entitled to rely on the most recent reports, documents, and information furnished to it by the Company. The Company shall be required to notify the Trustee as to the termination of employment of any participant by death, retirement, or otherwise. Notwithstanding the foregoing, at any time after a Change of Control, the Trustee may rely upon information provided to the Trustee by the participant (or the beneficiary of a deceased participant).

     (d) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by his or her Employer or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

     (e) An Employer may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). An Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries.
An Employer which has made such payment of benefits directly to participants or their beneficiaries may, prior to a Change of Control and while the Employer is not Insolvent, request reimbursement of such payments from the Trustee to the extent the principal of the Trust and any earnings thereon then held by the Trustee are sufficient to make such reimbursements. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), an Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make a requested reimbursement or to make payments of benefits that the Trustee is directed to make.

     Section 3.     Payments to Trust Beneficiaries when An Employer
          Is Insolvent.

     (a) The Trustee shall cease payment of benefits to an Employer's Plan participants and their beneficiaries if the Employer is Insolvent. An Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Employer is unable to pay its debts as they become due, or (ii) Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy
Code.

     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust in a sub-trust with respect to the obligations of an Employer under a Plan shall be subject to claims of general creditors of such Employer under federal and state law as set forth below.

          (i) The Board of Trustees and the Chief Executive Officer of an Employer shall have the duty to inform the Trustee in writing of the Employer's Insolvency. If a person claiming to be a creditor of an Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Employer's Plan participants or their beneficiaries.

          (ii) Unless the Trustee has actual knowledge of an Employer's Insolvency, or has received notice from an Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether an Employer is Insolvent. The Trustee may in all events rely on such evidence concerning an Employer's solvency as may be furnished to the Trustee and which provides the Trustee with a reasonable basis for making a determination concerning the Employer's solvency.

          (iii) If at any time the Trustee has determined that an Employer is Insolvent, the Trustee shall discontinue payments to the Employer's Plan participants or their beneficiaries and shall hold these Plan assets of the Trust for the benefit of the Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of an Employer with respect to benefits due under the Employer's Plan(s) or otherwise.

          (iv) The Trustee shall resume the payment of benefits to an Employer's Plan participants or their beneficiaries in accordance with Section 2 hereof only after the Trustee has determined that Employer is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due the Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payment made to Plan participants or their beneficiaries by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Payments to Employer; Transfers Between Sub-trusts.

     (a) Except as provided in Section 3 hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all payment(s) of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

     (b) From time to time, prior to a Change of Control and while the relevant Employers are not Insolvent, the Company may transfer assets from a sub-trust which is overfunded to another sub-trust.

     (c) From time to time, prior to a Change of Control and while the relevant Employers are not Insolvent, the Company may transfer assets and participant accounts from the sub-trust for an Employer to that of another Employer in the event that (i) a participant has transferred between Employers and (ii) the new Employer has assumed responsibility for all benefits earned to date.

     Section 5.     Investment Authority.

     (a) The Company shall be responsible for directing the Trustee regarding the investment of Trust assets. The Company may from time to time, however, appoint one or more investment managers to direct the Trustee regarding the investment of all or a portion of the Trust assets. The Company may from time to time direct the Trustee to purchase shares of the Company for one or more
Plan participants whom the Company may from time to time specify and may direct that shares of the Company held in Trust be voted in proportion to the instructions of those Plan participants whom the Company may from time to time specify. The Company may also permit Plan participants to express a preference for investments for their own accounts under a Plan from among available investment alternatives selected by the Company for an investment manager. Any selection, direction or instruction under this paragraph shall be on a form acceptable to the Trustee and the Company and, except for an investment direction made by an investment manager, shall be considered to be a selection, direction or instruction made by the Company for all purposes under this Trust Agreement. The Company agrees to indemnify the Trustee against all liabilities (including without limitation attorneys' fees) resulting from such selections, directions or instructions other than those resulting from the Trustee's own negligence.

     (b) In the absence of selections, directions or instructions specified in Section 5(a), the Trustee will invest and reinvest the principal and income of the Trust and keep the Trust invested, without distinction between principal and income, in any and all common stocks, preferred stocks, bonds, notes, debentures, mortgages, equipment, trust, certificates, investment trust certificates, mutual fund investments, contracts of insurance, real and personal property wherever situated, and in such other property, investments, and securities of any kind, class, or character as the Trustee may deem suitable for the Trust, and such investment and reinvestment shall not be restricted to properties and securities authorized for investment by the Trustees under any present of future law. Insurance policies or annuity contracts may be purchased only by the Trustee at the direction of the Company. The Trustee, in its discretion, may keep such portion of the Trust in cash or cash balances as the Trustee may from time to time deem to be in the best interests of the Trust and the persons interested therein.

     Section 6.     Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes shall be accumulated and reinvested.

     Section 7.     Accounting by Trustee; Reports.

     (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records for each subtrust as shall be agreed upon in writing between the Company and the Trustee, and such other participant records as are contemplated by this Trust Agreement, including the maintenance of the separate Accounts of each participant under this Trust Agreement after a Change of Control. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Trustee shall, from time to time, furnish such records as are contemplated by this Trust Agreement as the Company may reasonably request. After a Change of Control, the Trustee shall also prepare and distribute participants' annual statements.

     (b) The Company shall arrange for each investment manager and each insurance company issuing contracts held by the Trustee to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Trust Agreement, and the Trustee shall be fully protected in relying upon such valuations and reports.

     Section 8.     Responsibility of Trustee.

     (a) The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Company or an investment manager which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust is given in writing by the Company or the investment manager or for any failure to take any action in the absence of such a direction, request or approval.

     (b) The Trustee shall have the right to apply at any time to a court of competent jurisdiction for the judicial settlement of the Trustee's account, and in any case it shall be necessary to join as parties thereto only the Trustee and the Company; and any judgment or decree which may be entered therein shall be conclusive upon all persons having or claiming to have any interest in the fund or under a Plan.

     (c) The Trustee may consult with legal counsel (who may also be counsel for an Employer generally) with respect to any of its duties or obligations hereunder and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

     (d) The Trustee may hire agents, accountants, actuaries, investment, advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 8(e) hereof, the Trustee may loan to Employer the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administration Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.     Trustee's Powers.

     Subject to the provisions of Section 8 hereof, the Trustee shall have the following powers, rights, and duties in addition to those vested in it elsewhere in this Trust Agreement or by law, which shall be exercised upon direction of the Company or by the Trustee itself pursuant to a separate written agreement appointing the Trustee as an investment manager:

     (a) to purchase or subscribe for any securities or other property;

     (b) to sell, exchange, mortgage, or lease any of the assets of the Trust fund;

     (c) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

     (d) to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith, and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Trust fund;

     (e) to hold securities in the name of any one or more nominees and to deposit securities with stock clearing corporations or depositaries;

     (f) to settle, compromise, adjust, or submit to arbitration any and all claims, debts or damages due or owing to or from the Trust, to commence or defend suits or legal proceedings whenever, in the judgment of the Trustee, any interests of the Trust require it, and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal;

     (g) to delegate, if properly directed in writing by the Company, any of the Trustee's functions under this Trust Agreement;

     (h) to perform all acts which the Trustee shall deem necessary or appropriate and exercise any and all powers and authority of the Trustee under this Trust Agreement;

     (i) to keep any portion of the Trust fund in cash (cash received or held by the Trustee shall be deposited by the Trustee in its own savings deposit accounts, in a liquid money market account selected by the Trustee, or in the savings deposit accounts of any of its affiliates, that bear a reasonable rate of interest);
and

     (j)  to maintain the separate subtrusts within the Trust
(separate accounting to be for such purposes, among others, as recording: contributions and income thereon by Employers, allocations between various Plans, and allocations among specific individuals participating in Plans).

     Section 10.    Liabilities of Trustee; Indemnification.

     (a) The Trustee hereby agrees to be responsible to each Employer for any expense, loss, or damage resulting from its negligent or willful failure to follow the provisions of this Trust Agreement, from its negligent or willful failure to follow the directions of the Company or an investment manager, or from its negligent selection of a suitable agent or agents.

     (b) The Company for itself and as agent of each Employer hereby agrees to indemnify the Trustee for any expense, loss, or damage resulting from claims hereunder (including those of participants and beneficiaries) that result from following proper written directions of the Company or an investment manager appointed pursuant to Section 5 hereof, or for performing acts in accordance with this Trust Agreement. The indemnification under this paragraph will not apply to an expense, loss or damage resulting from the Trustee's own negligence.

     (c) The liability of the Trustee and the Company, respectively, under this Section 10 is limited to direct and foreseeable damages arising from an act or omission for which the Trustee or the Company would be responsible in accordance with the terms of this Trust Agreement. It is not intended that liability extend to speculative or consequential damages.

     (d) The Trustee shall not be liable if the assets held in the Trust fund at any time are insufficient to pay all liabilities then outstanding of the Trust or of any Plan.

     Section 11.    Compensation and Expenses of Trustee.

     (a) The Company shall pay all agreed upon administrative and Trustee's fees and expenses. If not so paid, such fees and expenses shall be paid from the Trust.

     (b) After a Change of Control, all payments to, or reimbursements of, the Trustee pursuant to this Section 11 may be made without approval or direction of the Company.

     Section 12.    Resignation and Removal of Trustee.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee.

     (c) Upon a Change of Control, the Trustee may not be removed by the Company for two years.

     (d) If the Trustee resigns within two years after a Change of Control, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

     (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this Section 12. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of the Trustee in connection with the preceding shall be allowed as administrative expenses of the Trust.

     Section 13.    Appointment of Successor Trustee.

     If the Trustee resigns or is removed in accordance with
Section 12(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     Section 14.    Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or make the Trust revocable; for two years following a Change of Control, no amendment (otherwise satisfying the foregoing) may be made unless such amendment is agreed to in writing by participants in the Plan(s), or unless such amendment is either required by law or has no adverse effect on payments on benefits earned to the date thereof or the funding of this Trust or any sub-trust.

     (b) The Trust shall not terminate until the date on which Plan(s) participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s).

     (c) The sub-trust for an Employer may be terminated after the date on which Plan(s) participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) with respect to that Employer.

     (d) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), the Company may terminate this Trust Agreement prior to the time all benefit payments under the Plan(s) have been made.

     (e) Upon termination of the Trust (or sub-trust for an Employer), any assets remaining therein shall be returned to each Employer in accordance with the directions of the Company.

     (f) Sections 12(c) and (d) hereof may not be amended by the Company for two years following a Change of Control.

     Section 15.    Miscellaneous.

     (a) After the execution of this Trust Agreement, the Company shall promptly file with the Trustee a certified list of the names and specimen signatures of the officers of the Company and any delegee authorized to act for it. The Company shall promptly notify the Trustee of the addition or deletion of any person's name to or from such list, respectively. Until receipt by the Trustee of notice that any person is no longer authorized so to act, the Trustee may continue to rely on the authority of the person. All certifications, notices, and directions by any such person or persons to the Trustee shall be in writing signed by such person or person. The Trustee may rely on any such certification, notice or direction purporting to have been signed by or on behalf of such person or persons that the Trustee believes to have been signed thereby. The Trustee may rely on any certification, notice, or direction of the Company that the Trustee shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee to have been so signed by a duly authorized officer or agent of the Company. If at any time there is no person authorized to act under this Trust Agreement on behalf of the Company, the Board of Directors of the Company (or if the Board has ceased to exist, the individuals who last served as Directors) shall have the authority to act hereunder.

     (b) This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Company and each Employer as the result of merger, consolidation, reorganization, or otherwise.
In the event of any such merger, consolidation, reorganization, or otherwise. In the event of any such merger, consolidation, reorganization, or other similar transaction, the successor to the Company shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the information specified in Section 2(c) hereof.

     (c) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subject to attachment, garnishment, levy, execution, or other legal or equitable process.

     (d) This Trust Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (e) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (f) For purposes of this Trust, a "Change of Control" shall mean:

          (i) The acquisition by any Person of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding common shares (or shares of common stock) of the Parent (the "Outstanding Parent Common Shares") or (b) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of trustees (or directors) (the "Outstanding Parent Voting Securities");
provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
(a) any acquisition directly from the Parent, (b) any acquisition by the Parent or any affiliate of the Parent, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent, the Company or affiliate of the Parent or (d) any acquisition by any Person pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this paragraph (g); or

          (ii) Individuals who, as of the date hereof, constitute the Board of Trustees of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of such board; provided, however, that any individual becoming a trustee (or director) subsequent to the date hereof whose election, or nomination or election by the Parent's shareholders, was approved by a vote of at least a majority of the trustees (or directors) then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees (or directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Parent (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the then outstanding common shares (or shares of common stock) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees (or directors), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Parent or all or substantially all of the Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Common Shares and Outstanding Parent Voting Securities, as the case may be, (b) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Parent or the Company or such entity resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares or shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of trustees (or board of directors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees of the Parent, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Parent of the complete liquidation or dissolution of the Parent.

     For purposes of this paragraph (f), the term "Parent" shall mean NSTAR, or, if any entity shall own directly or indirectly through one or more subsidiaries, more than 50% of the outstanding common shares of NSTAR, such entity, and the term "Person" shall mean any individual, corporation, partnership, company, limited liability company, trust or other entity, which term shall include a "group" within the meaning of Section 13(d) of the Securities Act of 1934, as amended.

     (g) The Company shall be responsible for the payment of all taxes and the filing of all tax returns relating to the assets of the Trust.


     IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers this 20th day of October, 2000.


                              NSTAR


                              By:  /s/ Thomas J. May


                                                           STATE
STREET BANK AND TRUST COMPANY

                              By: /s/ M. L. Alford
                                   Mariann L. Alford
                                   Vice President
                           APPENDIX A

                            The Plans


NSTAR Supplemental Executive Retirement Plan
NSTAR Excess Benefit Plan
NSTAR Deferred Compensation Plan
NSTAR Trustees' Deferred Plan
Key Employee Benefit Plans
                           APPENDIX B

                          The Employers


Advanced Energy Systems, Inc.
Advanced Energy Systems Management Company, Inc.
Boston Edison Company
Cambridge Electric Light Company
Commonwealth Electric Company
Commonwealth Gas Company
COM/Energy Services Company
NSTAR Services Corporation